UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 17, 2026, Anavex Life Sciences Corp. (“Anavex” or the “Company”) launched a website, www.voteanavex.com, which contains information regarding the Company’s Annual Meeting of Stockholders scheduled for September 24, 2026. Screenshots of the website are provided below.

Anavex Stockholders,

The future direction of the Company is in your hands. We urge you to vote "FOR" Anavex's six highly qualified, independent director nominees on the WHITE universal proxy card today for the following three reasons:

- Anavex's current Board members standing for election have taken decisive action to position the Company for long-term value creation
- Anavex's recommended nominees have the right skills, qualifications, and expertise and, if elected, half of the Board will have been refreshed since the beginning of 2026
- Patrick Adams is seeking control of Anavex without disclosing any strategy to create value and without paying you a premium for that control

Protect the future of Anavex. Vote "FOR" all six Anavex nominees on the WHITE proxy card.

How to Vote

The 2026 Annual Meeting of Stockholders is scheduled to be held on September 24, 2026. Stockholders of record as of July 31, 2026 are entitled to vote.

Vote today "FOR" all six Anavex director nominees on the WHITE proxy card. Your vote is important, no matter how many shares you own.

If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110

Stockholders may call toll-free at (877) 750-0831. Brokers, banks and other nominees may call collect at (212) 750-5833.

Online

Go to the website shown on your WHITE proxy card. You will be required to provide the unique control number printed on your proxy card.

Phone

Use any touch-tone telephone to call the telephone number shown on your WHITE proxy card. You will be required to provide the unique control number printed on your proxy card.

Mail

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided.

CLINICAL PROGRESS & REGULATORY EXECUTION

The Board and management team are focused on advancing oral blarcamesine across three CNS indications while strengthening engagement with the FDA to establish a clear, data-driven path forward.

Alzheimer's Disease

- Opened an Investigational New Drug (IND) application with the FDA for early Alzheimer's disease in March 2026.
- Advancing two foundational clinical pharmacology studies under the IND, including an ADME study and a DDI study.
- Preparing for continued FDA engagement regarding a U.S. clinical development strategy.

Rett Syndrome

- Oral blarcamesine has received FDA Orphan Drug, Fast Track and Rare Pediatric Disease designations.
- Aligned with the FDA on a Phase 3 protocol for adult patients.
- Evaluating opportunities to expand future development discussions to pediatric patients.

Fragile X Syndrome

- Oral blarcamesine has received FDA Orphan Drug Designation.
- Planning discussions with the FDA regarding future clinical development strategy.

FOCUSED ON CREATING LONG-TERM VALUE

The Special Committee of the Board moved quickly to appoint experienced interim leadership, refresh the Board with highly qualified independent nominees and maintain a focus on advancing programs with the greatest potential to create long-term stockholder value.

While Anavex is executing a defined clinical and regulatory strategy, PVG has not articulated a comparable plan for advancing the Company's pipeline or engaging with the FDA.

THE CHOICE IS CLEAR: ANAVEX VS. PVG

Anavex	PVG
✓ Clear strategy for advancing blarcamesine across three CNS indications.	✗ No disclosed strategic plan for the Company.
✓ Active FDA engagement and regulatory execution.	✗ No articulated regulatory roadmap.
✓ Two new highly qualified independent nominees.	✗ Slate concentrated primarily in investment management and equity research.
✓ Significant life sciences, clinical and governance expertise.	✗ Only one nominee with a clinical medical background.
✓ Focused on long-term stockholder value creation.	✗ No stated plan for creating stockholder value.

The choice is clear. Anavex is executing a defined strategy to advance its pipeline and create stockholder value. PVG is seeking control of the company without presenting stockholders with a clear plan for the future.

THE RIGHT BOARD FOR ANAVEX'S NEXT PHASE

Anavex's six nominees bring the experience, independence and expertise needed to oversee a clinical-stage biotechnology company during a critical period of execution and regulatory engagement.

If Anavex's nominees are elected, half of the Board will have been refreshed since the beginning of 2026, and all Board members will be independent.

Meet the six highly qualified nominees standing for election at the 2026 Annual Meeting:



Dr. Jiong Ma

Independent Chair

General Partner at Phoenix Venture Partners with more than 30 years of experience investing in, building and scaling technology and life sciences companies globally. Dr. Ma has served on the Anavex Board since 2021 and brings deep financial, transactional and capital markets expertise and significant board experience, including serving as Lead Independent Director of SES AI Corporation, as a former director of Chavant Capital Acquisition Corporation and Mobix Labs, and as a board member across multiple Phoenix Venture Partners and Braemar Energy Ventures portfolio companies.



Dr. Peter Donhauser

Physician and clinical research leader with more than 20 years of experience in integrated medical care, clinical trial oversight and private practice leadership. Dr. Donhauser has served on the Anavex Board since 2017 and brings valuable clinical and patient-centered expertise, including research experience across more than 12 Phase III trials conducted with leading global pharmaceutical companies.



Dr. Axel Paeger

CEO of AMEOS Group, one of Europe's leading healthcare providers, with more than 30 years of clinical, operational and executive leadership experience. Dr. Paeger has served on the Anavex Board since 2026 and previously served on the Supervisory Board of Ascom Group, bringing public company governance experience alongside deep healthcare operating expertise.



Mr. Gautam Patel

New Independent Nominee

Managing Director and Investment Committee member at Tarsadia Investments with more than 30 years of corporate finance, investment management and board leadership experience. Mr. Patel brings extensive public and private company board experience, including service on the boards of Amneal Pharmaceuticals and Spectrum Brands Holdings, where he chairs the Audit Committee, as well as private company boards including Kashiv Biosciences, Asana Biosciences, LERETA and AIONX Antimicrobial Technologies.



Dr. Adrian Senderowicz

New Independent Nominee

President and Founder of Oncology Drug Development, LLC and an accomplished pharmaceutical executive and physician-scientist with more than 30 years of clinical and regulatory leadership experience. Dr. Senderowicz brings board and scientific advisory experience, including service on the Board of Puma Biotechnology, where he chairs the Research and Development Committee, prior service on the Board of Step Pharma, and scientific advisory roles at Triana Biomedicines and Stelexis BioSciences.



Dr. Claus van der Velden

Managing Director and Chief Financial Officer of NetCologne GmbH with more than two decades of experience leading finance, governance and enterprise oversight functions for publicly traded and technology-driven companies. Dr. van der Velden has served on the Anavex Board since 2018 and brings accounting, executive financial, governance and capital allocation expertise to the Board.

WHY PVG'S NOMINEES ARE NOT THE RIGHT CHOICE

Seeking Control Without a Plan

PVG and Patrick Adams collectively own approximately 0.35% of Anavex's outstanding shares yet are seeking control of the Board without paying stockholders a premium.

At a critical time for Anavex, PVG's own proxy materials provide no meaningful discussion of a strategy or operating plan for advancing the Company's pipeline or creating long-term stockholder value.

The Wrong Experience for a Clinical-Stage Biopharmaceutical Company

Anavex is at a critical inflection point and urgently focused on advancing oral blarcamesine across Alzheimer's disease, Rett syndrome and Fragile X syndrome while engaging with the FDA on critical regulatory pathways.

Yet PVG has not presented stockholders with a clear alternative plan, timeline or regulatory strategy, and based on our review, PVG's nominees do not have the necessary experience to advance our clinical and regulatory objectives:

- ✗ PVG's slate is concentrated primarily in investment management and equity research.
- ✗ Only one of six nominees has a clinical medical background.
- ✗ None of the nominees have direct FDA regulatory affairs experience.
- ✗ None have direct pharmaceutical drug development experience.
- ✗ The slate has limited demonstrated experience governing or operating public companies.

For a clinical-stage biotechnology company facing complex regulatory and development decisions, these are significant gaps.

> **Stockholders should ask: Why replace a Board that has taken decisive action with a dissident slate that has not articulated a roadmap for the Company's future?**

✕ What is at stake at the 2026 Annual Meeting?

Stockholders are being asked to elect six directors to the Board of Anavex, four incumbent independent directors and two newly nominated independent candidates.

The outcome of the election will determine who oversees the Company's strategic direction, regulatory engagement and clinical development programs at an important stage of execution.

The Executive Committee of Anavex's Board believes it is important that Anavex remain focused on advancing its pipeline and engaging constructively with regulators while pursuing opportunities to create long-term stockholder value.

✕ Why does the Executive Committee of Anavex's Board oppose PVG's director nominees?

Neither PVG nor its nominees have presented stockholders with a detailed strategic plan for advancing Anavex's clinical programs, engaging with the FDA or creating long-term stockholder value.

The Executive Committee of Anavex's Board believes that replacing Anavex's experienced and refreshed Board would create unnecessary risk at a critical time for the Company.

The Executive Committee of Anavex's Board further believes that Anavex's nominees offer a stronger combination of life sciences, clinical, financial, governance and public company experience.

✕ What experience do Anavex's nominees bring to the Board?

Anavex's six nominees collectively bring expertise spanning biotechnology, medicine, clinical research, pharmaceutical development, finance, capital markets, corporate governance and executive leadership.

If elected, half of the Board will have been refreshed since the beginning of 2026, and all directors will be independent.

The Executive Committee of the Anavex Board believes this combination of relevant expertise and independence positions Anavex to effectively oversee the Company's next phase of execution.

✕ How is Anavex advancing blarcamesine?

Anavex is pursuing development of oral blarcamesine across three CNS indications: Alzheimer's disease, Rett syndrome and Fragile X syndrome.

The Company has opened an FDA Investigational New Drug application for early Alzheimer's disease, aligned with the FDA on a Phase 3 protocol for adult Rett syndrome patients and plans to continue regulatory discussions regarding Fragile X syndrome development.

The Executive Committee of the Anavex Board believes these actions demonstrate continued progress toward advancing the Company's pipeline.

✕ What happens if Anavex's nominees are elected?

If elected, the Board intends to continue executing the Company's clinical and regulatory strategy, maintaining engagement with the FDA and focusing resources on programs that offer the potential to create long-term stockholder value.

The Executive Committee of the Anavex Board believes continuity of oversight is important as the Company advances its development activities and evaluates future opportunities.

✕ Who is entitled to vote at the 2026 Annual Meeting?

Stockholders who owned Anavex common stock as of the close of business on July 31, 2026 are entitled to vote at the Annual Meeting scheduled for September 24, 2026.

× How do I vote my shares?

Stockholders may vote online, by telephone, or by mail. To ensure your vote is counted, please follow the instructions provided on your WHITE proxy card and submit your vote as soon as possible.

Online: Go to the website shown on your WHITE proxy card. You will be required to provide the unique control number printed on your proxy card.

By Phone: Use any touch-tone telephone to call the telephone number shown on your WHITE proxy card. You will be required to provide the unique control number printed on your proxy card.

By Mail: Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided.

× I hold my shares through a broker or bank. Do I still need to vote?

Yes.

If your shares are held in a brokerage account (for example, with a firm like Fidelity, Schwab or Robinhood) or through a bank, your broker cannot vote your shares without instructions from you.

Failure to provide voting instructions will result in your shares not being voted on the election of directors.

Please follow the voting instructions provided by your broker or bank as soon as possible. If you have questions about how to vote your shares, contact Anavex's proxy solicitor, Innisfree M&A Incorporated:

Stockholders: (877) 750-0831
Banks and Brokers: (212) 750-5833

✕ Can I change my vote after I have submitted it?

Yes.

Stockholders generally may revoke or change their vote before the closing of the polls at the Annual Meeting by submitting a later-dated proxy card. Only your latest-dated proxy will be counted.

✕ Who can I contact if I need help voting my shares?

If you have questions or require assistance voting your shares, please contact:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110

Stockholders: (877) 750-0831
Banks and Brokers: (212) 750-5833

RESOURCES

Stockholder Letters

August 17, 2026: Letter to Anavex Stockholders

August 11, 2026: Letter to Anavex Stockholders

August 3, 2026: Letter to Anavex Stockholders

Press Releases

August 11, 2026: Definitive Proxy Press Release

August 3, 2026: Preliminary Proxy Press Release

Filings

Definitive Proxy Statement

SEC Disclosures

Forward-Looking Statements

This website contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the Company's plans, strategies and expectations regarding the 2026 Annual Meeting, director nominations, the proxy solicitation, the Company's go-forward strategy, clinical development programs, business prospects, and potential actions of the Board and the Executive Committee, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including the words "believes," "anticipates," "plans," "estimates," "expects," "intends," "may," "will," "would," "could" and similar expressions, or the negative thereof. Many factors may cause actual results to differ materially from those projected in any of such forward-looking statements, including the risks and uncertainties set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and subsequent filings and furnishings with the SEC, which should be considered together with any forward-looking statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Anavex Life Sciences Corp. undertakes no obligation to revise or update this website to reflect events or circumstances after the date hereof except as required by law.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be "participants" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of the Company's directors and executive officers and certain other individuals and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the sections entitled "Compensation of Directors," "Executive Compensation," and "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (available here), and any subsequent filings on Forms 3, 4 and 5 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company's definitive proxy statement for the 2026 Annual Meeting which has been filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.

I Acknowledge